     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1998
                                                       REGISTRATION NO. 333-____

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                           ---------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                            SOFTWARE.NET CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    94-3212136
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                  Identification Number)

                           ---------------------------

                            1195 WEST FREMONT AVENUE
                          SUNNYVALE, CALIFORNIA 94087
                    (Address of principal executive offices)

                           ---------------------------

                             STOCK OPTION AGREEMENT
                             1995 STOCK OPTION PLAN
                             1998 STOCK OPTION PLAN
                            (Full title of the Plans)

                           ---------------------------

                              WILLIAM S. MCKIERNAN
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                            SOFTWARE.NET CORPORATION
                            1195 WEST FREMONT AVENUE
                          SUNNYVALE, CALIFORNIA 94087
                                 (408) 616-4200
 (Name,address and telephone number, including area code, of agent for service)

                                    COPY TO:

                               RICHARD SCUDELLARI
                         JACKSON TUFTS COLE & BLACK, LLP
                       60 SOUTH MARKET STREET, 10TH FLOOR
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 998-1952

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                            PROPOSED MAXIMUM         AMOUNT OF
   TITLE OF EACH CLASS OF                    MAXIMUM TO BE      PROPOSED MAXIMUM AMOUNT        AGGREGATE           REGISTRATION
SECURITIES TO BE REGISTERED                  REGISTERED(1)         PRICE PER SHARE(1)        OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------------------
Stock Option Agreement
Common Stock, par value $0.001
per share.................................      1,000,000             $ 0.005(2)                   5,000.00          $    1.48

1995 STOCK OPTION PLAN
Common Stock, par value $0.001
per share.................................      2,954,784             $ 1.62(2)              $ 4,786,750.08          $1,412.09

Common Stock, par value $0.001
per share.................................         45,216             $12.72(3)              $   575,147.52          $  169.67

1998 STOCK OPTION PLAN
Common Stock, par value $0.001
per share.................................      1,008,500             $ 5.81(2)              $ 5,859,385.00          $1,728.52

Common Stock, par value $0.001
per share.................................        991,500             $12.72(3)              $12,611,880.00          $3,720.51

TOTAL.....................................      6,000,000                                    $23,838,162.60          $7,032.27
================================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based on the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on August 4, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

          (i) The Registrant's Prospectus filed on June 18, 1998 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act") under Registration Statement No. 333-51121, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (ii) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on June 12, 1998, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES. Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          In December 1997, Richard Scudellari, a director and Secretary of the Company and a partner of Jackson Tufts Cole & Black, LLP, the Company's counsel, exercised options granted under the 1995 Stock Option Plan to purchase 70,000 shares of the Company's Common Stock for an aggregate purchase price of $1,950. In January 1998, Mr. Scudellari was granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $0.50 per share.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's Certificate of Incorporation limits the liability of directors to the full extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company may indemnify its directors and officers, employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

          The Company has entered into agreements to indemnify its directors and executive officers. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

          At present, there is no pending litigation or proceeding involving any director, officer, employe or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.   EXHIBITS.


           Exhibit No.         Description
           -----------         -----------

           4.1                 Stock Option Agreement dated as of March 31,
                               1995, by and between the Registrant and John P.
                               Pettitt

           4.2                 1995 Stock Option Plan, as amended

           4.3                 1998 Stock Option Plan

           5.1                 Opinion of Jackson Tufts Cole & Black, LLP

           23.1                Consent of Jackson Tufts Cole Black, LLP (included in Exhibit 5.1)

           23.2                Consent of Ernst & Young LLP, Independent Auditors

           24.1                Powers of Attorney (see p. 4)

Item 9.    UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, software.net Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 5th day of August 1998.


                                          software.net Corporation


                                          By: /s/ WILLIAM S. MCKIERNAN
                                              ------------------------------
                                          William S. McKiernan
                                          Chairman of the Board of Directors


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


NAME                                                 TITLE                                           DATE
----                                                 -----                                           ----

PRINCIPAL EXECUTIVE OFFICER:


By:        /s/ WILLIAM S. MCKIERNAN                  Chairman of the Board of Directors              August 5, 1998
           -------------------------------
           WILLIAM S. MCKIERNAN

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:


By:        /s/ MICHAEL J. PRAISNER                   Vice President for Finance & Administration     August 5, 1998
           -------------------------------           and Chief Financial Officer
           MICHAEL J. PRAISNER

ADDITIONAL DIRECTORS:


By:        /s/ MARK L. BREIER                        President, Chief Executive Officer and          August 5, 1998
           -------------------------------           Director
           MARK L. BREIER


By:        /s/ LINDA FAYNE LEVINSON                  Director                                        August 5, 1998
           -------------------------------
           LINDA FAYNE LEVINSON


By:        /s/ BERT KOLDE                            Director                                        August 5, 1998
           -------------------------------
           BERT KOLDE


By:        /s/ STEVEN P. NOVAK                       Director                                        August 5, 1998
           -------------------------------
           STEVEN P. NOVAK


By:        /s/ RICHARD SCUDELLARI                    Secretary and Director                          August 5, 1998
           -------------------------------
           RICHARD SCUDELLARI

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. McKiernan and Michael J. Praisner, and each one of them, his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.



SIGNATURE                                                  TITLE                                           DATE


By:    /s/ WILLIAM S. MCKIERNAN                        Chairman of the Board of Directors              August 5, 1998
       -----------------------------------------
       WILLIAM S. MCKIERNAN


By:    /s/ MARK L. BREIER                              President, Chief Executive Officer and          August 5, 1998
       -----------------------------------------       Director
       MARK L. BREIER


By:    /s/ MICHAEL J. PRAISNER                         Vice President for Finance & Administration     August 5, 1998
       -----------------------------------------       and Chief Financial Officer
       MICHAEL J. PRAISNER


By:    /s/ LINDA FAYNE LEVINSON                        Director                                        August 5, 1998
       -----------------------------------------
       LINDA FAYNE LEVINSON


By:    /s/ BERT KOLDE                                  Director                                        August 5, 1998
       -----------------------------------------
       BERT KOLDE


By:    /s/ STEVEN P. NOVAK                             Director                                        August 5, 1998
       -----------------------------------------
       STEVEN P. NOVAK


By:    /s/ RICHARD SCUDELLARI                          Secretary and Director                          August 5, 1998
       -----------------------------------------
       RICHARD SCUDELLARI




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
                                INDEX TO EXHIBITS


Exhibit No.         Description
-----------         -----------

 4.1                Stock Option Agreement dated as of March 31,
                    1995, by and between the Registrant and John P.
                    Pettitt

 4.2                1995 Stock Option Plan, as amended

 4.3                1998 Stock Option Plan

 5.1                Opinion of Jackson Tufts Cole & Black, LLP

23.1                Consent of Jackson Tufts Cole Black, LLP (included in Exhibit 5.1)

23.2                Consent of Ernst & Young LLP, Independent Auditors

24.1                Powers of Attorney (see p. 4)




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